Exhibits 5.1 and 23.1


                 [WILLIAMS, MULLEN, CLARK & DOBBINS LETTERHEAD]


                                  May 26, 2000



The Board of Directors
LandAmerica Financial Group, Inc.
101 Gateway Centre Parkway, Gateway One
Richmond, Virginia  23235-5153

         Re:  LandAmerica Financial Group, Inc. 2000 Stock Incentive Plan

Ladies and Gentlemen:

         This letter is delivered to you in connection with the actions taken and proposed to be taken by LandAmerica Financial Group, Inc., a Virginia corporation (the "Company"), with respect to the offer and sale from time to time pursuant to the LandAmerica Financial Group, Inc. 2000 Stock Incentive Plan (the "Plan"), of common stock of the Company in accordance with the terms of the Plan (the "Common Stock"). We have reviewed the Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission to effect the registration of the Common Stock under the Securities Act of 1933, as amended.

         In this regard, we have examined such corporate proceedings, records and documents as we have deemed necessary or advisable in connection with the opinions set forth herein.

         Based upon such examination, it is our opinion that the Common Stock, when issued pursuant to the Registration Statement and the terms and conditions of the Plan, will be legally issued, fully paid and non-assessable under the current laws of the Commonwealth of Virginia.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm as counsel to the Company in the Registration Statement.

                                         Very truly yours,

                                         Williams, Mullen, Clark & Dobbins, P.C.


                                         By:    /s/ Robert E. Spicer, Jr.
                                            ------------------------------------
                                                  Robert E. Spicer, Jr.